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                                                                    Exhibit 10.7

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made this ___ day of May 1997 among RED ONE, INC., a New Jersey corporation ("Seller") as debtor and debtor-in-possession, JOHN M. GALLAGHER, as debtor and debtor-in-possession ("Gallagher") (Red One and Gallagher being hereinafter referred to from time to time as "Sellers") and MAGIC RESTAURANTS, INC., a Delaware corporation ("Buyer").

                                  WITNESSETH:

WHEREAS, the Red One is a debtor and debtor-in-possession under chapter 11 of title 11 U.S.C., ss. 101 et seq. (the "Bankruptcy Code") in a case pending in the United States Bankruptcy Court for the District of New Jersey, Trenton Division (the "Bankruptcy Court"), case number 96-32119; and

WHEREAS, Gallagher is a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code in a case pending before the Bankruptcy Court, case number 96-32120; and

WHEREAS, Red One operates a restaurant owns and operates a restaurant (the "Restaurant") doing business under the name "Redheads" at premises commonly known as 500 Highway 35, Union Square, Middletown, New Jersey 07701; and

WHEREAS, Sellers own all right, title and interest to the Concept (as hereinafter defined); and

WHEREAS, Buyer wishes to purchase certain of the assets owned and used by Red One in the operation of the Restaurant on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Sellers intend to sell the assets that are the subject of the this Agreement to Buyer pursuant to a sale of asset of assets under Section 363 of the Bankruptcy Code;

WHEREAS, Buyer and Red One have entered into an escrow agreement (the "Escrow Agreement") pursuant to which Buyer has deposited with the Escrow Agent the sum of $75,000;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

1.      PURCHASE AND SALE OF ASSETS

        1.1 Sellers hereby agree to sell, assign, convey, transfer and deliver to Buyer on the Closing Date (as hereafter defined), and Buyer hereby agrees to purchase and acquire on the Closing Date, the following:

                1.1.1 Seller's interest in the lease used in the operation of the Restaurant (the "Lease");

                1.1.2 Sellers' right, title and interest in and to the name "Redheads", and all derivatives thereof, and all other trademarks, trademark rights, trade names, trade name
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                        rights, trade styles, brand names, service marks,
                        patents, logos, copyrights, characterizations, and all other intangible rights and properties (and all applications with respect to all of the foregoing), which are owned or used by Seller in connection with the Business, as set forth on Schedule 1.1.2 hereto (collectively, the "Concept"); provided, however, that in connection with the sale of the Purchased Assets, Red Three, Inc. shall be granted a royalty-free perpetual and non-transferable license to use the name "Redheads" and the Concept in connection with the operation of a restaurant in Eatontown, New Jersey;

                1.1.3 a11 menus, interior design schemes, specifications, renderings, prototypes, drawings, plans, system manuals, training guides, methods and processes relating to the products and services offered by the Restaurant and other similar or related items used in connection with the operation of the Restaurant or the Concept, as set forth on Schedule 1.1.3 hereto;

                1.1.4 a11 machinery, equipment, tools, handling equipment, vehicles, furniture, and other assets, as set forth on
                        Schedule 1.1.4 hereto (the "Fixed Assets"); provided, however, that in no event shall the Seller sell to the Buyer the Excluded Assets (as hereinafter defined);

                1.1.5 a11 designs, plans, specifications, renderings, prototypes, methods and processes relating to the products and services offered by the Restaurant, as described on Schedule 1.1.6 hereto;

                1.1.6 a11 customers, customer lists, and all written information, files, correspondence and documents relating to the Restaurant, as set forth on Schedule
                        1.1.6 hereto;

                1.1.7 a11 right, title, interest, obligation and liability of Seller as lessee or licensee, with respect to the personal property leases and licenses set forth on
                        Schedule 1.1.7 hereto;

                1.1.8 a11 stationery, office supplies, catalogues, product descriptions, advertising materials, forms and other similar supplies and materials used by the Restaurant;

                1.1.9 liquor license number 1331-33-025-005 (the "Liquor License") issued by the State of New Jersey used in the operation of the Restaurant; and

                1.1.10 any and all goodwill associated with the Restaurant; wherever the same shall be located (collectively, the "Purchased Assets").

        1.2 It is the intent of this Agreement that the Purchased Assets shall constitute all of the assets, properties and business of Seller which are necessary or appropriate to enable Buyer to continue to operate the Restaurant as heretofore conducted by Seller; provided, however, that the Purchased Assets shall not include (i)
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                cash on hand of Red One on or prior to the Closing date, (ii)
                claims or causes of action of either Seller, whether arising under chapter 5 of the Bankruptcy Code or otherwise, and (iii) any furniture, equipment or fixtures listed on Schedule 1.2 hereto, and/or on which a creditor of Red One has a valid and perfected Lien (as hereinafter defined), which items are hereinafter collectively referred to as the "Excluded Assets."

        1.3 It is understood and agreed that the Purchased Assets shall be acquired by (i) Buyer free and clear of all Liens (as hereinafter defined) pursuant to a Final Order (as hereinafter defined) of the Bankruptcy Court, and (ii) except as expressly set forth in this Agreement, "as is" and "where is." As used in this Agreement:

                1.3.1 "Final Order" means an order or judgment of the Bankruptcy Court that has not been reversed, stayed or vacated and as to which the time to appeal, petition for certiorari or seek reargument or rehearing has expired and as to which no appeal, reargument, petition for certiorari or rehearing is pending or as to which any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing, or, if an appeal, reargument, writ or certiorari or rehearing thereof has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed or from which the reargument or rehearing was sought, or by which the petition for writ of certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired.

                1.3.2 "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the New Jersey Uniform Commercial Code or comparable law of any jurisdiction).

2.      LIABILITIES

        2.1 Buyer does not assume or agree to pay, perform or discharge any other liability or obligation of either Seller of any nature whatsoever, whether known or unknown, direct or indirect, contingent or accrued, matured or unmatured, including, without limitation, any of the following liabilities or obligations of
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                Sellers whether or not relating to the Purchased Assets or the
                Restaurant, which shall remain the sole liabilities and obligations of Sellers:

                2.1.1 Any obligations or liabilities of either Seller in respect of any Federal, state, local or foreign income, sales, franchise, excise, withholding, payroll or any other taxes for the current or any other fiscal period;

                2.1.2 Any obligations or liabilities which are incurred in violation of this Agreement or which are inconsistent with any representation, warranty or covenant contained in this Agreement;

                2.1.3 Any obligations of either Seller to perform under this Agreement;

                2.1.4 Any cost, expense or tax liability of either Seller incident to the preparation of this Agreement or the consummation of the transactions contemplated hereby;

                2.1.5 Any obligations or liabilities of either Seller arising by reason of any default, breach, penalty or delinquency under any agreement, commitment or obligation of either Seller or to which either Seller is a party;

                2.1.6 Any obligations or liabilities of either Seller, or asserted against Buyer or the Purchased Assets, arising from any claim, demand or Lien based upon noncompliance with any applicable bulk sales or bulk transfer law;

                2.1.7 Any obligations or liabilities of either Seller or with respect to the Restaurant which are incurred on or after the Closing Date;

                2.1.8 Any cost, expense or other obligations or liabilities of either Seller relating to or arising from current or future pension, retirement, profit sharing, bonus, group health insurance, group life insurance, or other similar plans for the benefit of either Seller's employees;

                2.1.9 Any obligations or liabilities relating to (i) any employee wages, salaries or benefits incurred prior to the Closing Date; (ii) any collective bargaining agreement or other labor or union agreement or commitment, or any employee benefit arising thereunder, or (iii) compliance with the WARN Act or similar Federal, state or local laws and regulations, or (iv) any other applicable statute, rule, decision, regulation or ordinance;

                2.1.10 Any obligations or liabilities of either Seller under any contracts, agreements, commitments, or purchase orders for finished goods, raw materials or services, except as set forth on Schedule 2.2.10 hereto.

                2.1.11 Any obligations or liabilities of either Seller for amounts owing in respect of the Excluded Assets.
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                2.1.12  After the Closing Date, Buyer shall have no obligation to continue the employment of any employee of Red One or the Restaurant for any length of time, and shall have the right to terminate the employment of any employees. Red One represents that it is not a party to any employment agreements.

3.      CONSIDERATION

        3.1 The consideration (the "Purchase Price") to be paid to Seller for the Purchased Assets is Two Hundred Seventy-Five Thousand Dollars ($275,000):

                3.2 The Purchase Price shall be payable as follows:

                3.2.1 Up to One Hundred Fifty Thousand Dollars ($150,000) by delivery by Buyer on the Closing Date by wire transfer of immediately available funds to Red One; provided, however, that the amount payable under this Section
                        3.2.1 shall be reduced dollar for dollar by any amount deposited into the Tax Escrow (as hereinafter defined);

                3.2.2 Seventy-Five Thousand Dollars ($75,000) by delivery by the Escrow Agent on the Closing Date, by wire transfer of immediately available funds to Red One, in accordance with the Indemnity Agreement among Red One, Buyer and Karasic, Stone & Marvel dated May 9, 1997; and

                3.2.3 Fifty Thousand Dollars ($50,000) by delivery by Buyer on the Closing Date by wire transfer of immediately available funds to Gallagher, for distribution (i) as Sellers shall agree, or (ii) pursuant to a Final Order.

4.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER

        Sellers, jointly and severally, hereby represent and warrant to, and agree with, Buyer that as of the Closing Date:

        4.1 Red One is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Red One has the corporate power and authority to own and/or lease its properties and to conduct the Business in the manner and in the places where such properties are now owned, leased or operated or the Business is now conducted.

        4.2 Sellers have has not granted any option or other right, nor has either Seller entered into any agreement, to sell or otherwise dispose of any of the Purchased Assets, or to convey any interest therein.

        4.3 Except for the Concept, which is owned by Red One and Gallagher, Red One is the owner of and has valid and marketable title to each item constituting the Purchased Assets, free and clear of all claims, charges, Liens, security interests, pledges and encumbrances whatsoever.

        4.4 Each item of Equipment that is not an Excluded Asset is owned by Red One.
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        4.5     (i) Each Seller has timely filed, or will timely file, all tax reports and returns (the "Tax Returns") in accordance with the Internal Revenue Code of 1986, as amended (the "Code")) which have become due for all post-petition taxable periods ending on or before the Closing Date, and each Seller has paid or withheld all taxes due to Federal, state or local taxing authorities required to be paid or withheld in respect of the periods covered by such Tax Returns. Except as set forth on Schedule 4.5, neither Seller is delinquent in the payment of any post-petition tax, penalty or interest required to be paid by such Seller and no unpaid deficiencies for any tax have been assessed against either Seller. All Federal, state and local Tax Returns filed by or on behalf of each Seller were true and correct when filed and no event has occurred subsequent to such filing which would require the filing of an amended or corrected Tax Return; (ii) neither Seller is undergoing any tax audits, is not contesting any tax claimed to be due, and has not granted an extension of any statute of limitations, or similar law, to any taxing authority for the assessment of any post-petition taxes. On or before the Closing Date, either (A) each Seller will furnish Buyer with reasonably satisfactory evidence of payment of all post-petition taxes (including, but not limited to, real estate and personal property taxes) due for all periods prior to the Closing Date, or (B) Buyer and the Sellers shall agree on an amount to be deposited in escrow pursuant to a mutually satisfactory escrow agreement (the "Tax Escrow") on the Closing Date, which fund shall be disbursed solely to pay post-petition taxes of Red One.

        4.6 Except as set forth on Schedule 4.6 hereto, Red One is not a party to any collective bargaining or other agreement with labor unions, labor representatives or any other employee groups.

        4.7 Except as set forth on Schedule 4.7 hereto, Red One is not a party to any written or oral:

                4.7.1 lease, license or other agreement with respect to personal property, and Schedule 4.7 lists all of the material terms of each such lease, license or other agreement;

                4.7.2 contract of employment or other outstanding contract with any officer, employee, agent, consultant, salesman, advisor, sales representative, supplier, distributor or dealer;

                4.7.3 contract or commitment with respect to advertising services;

                4.7.4 contract or commitment amounting to or involving more than $10,000;

                4.7.5   contract or commitment with any customer, or

                4.7.6 any other contract, commitment or instrument which is material to the Restaurant or the Purchased Assets.

                To Sellers' knowledge, all contracts, commitments, agreements
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                or leases listed on Schedule 4.7 hereto are in full force and effect without any default or breach thereof by Red One which cannot be cured under such contract or the Bankruptcy Code (and all of which shall be cured on and as of the Closing Date), or, to the best knowledge of Sellers, by any other party thereto, and the benefit, enforcement or validity of all such contracts, commitments, agreements or leases are not affected by the transactions contemplated by this Agreement. Accurate and complete copies of all such contracts have been delivered to Buyer.

        4.8 Schedule 1.1.2 hereto is a complete and correct list of all trademarks, trade names (registered or unregistered), service marks, brand names, copyrights, patents (and applications for any of the foregoing) logos, designs or other intangible rights or properties of a similar nature (the "Intangible Properties") used by, useful to, owned by, or licensed by or to, Sellers. Except as set forth on Schedule 1.1.2, Sellers are the lawful owners or licensees of all of the aforesaid and have the right to use the same in the conduct of the Restaurant. No proceedings have been instituted or are pending for royalties in respect thereof or which challenge the exclusive or perpetual rights in respect thereto or the validity thereof and none of the aforesaid is subject to any outstanding order, decree, judgment, stipulation or charge; the enforceability and validity of, and the obligations of the parties provided in, any agreement granting or relating to the Intangible Properties are not affected by the transactions contemplated by this Agreement and no consent of any party thereto is necessary or required by the transactions contemplated by this Agreement.

        4.9 Schedule 4.9 hereto is a list of all employees of Red One and the compensation, benefits and all perquisites paid and afforded to such employees as of April 30, 1997, including all changes made to compensation and benefits from April 30, 1997 to the Closing Date. Except as set forth on Schedule 4.9, there are no bonuses in respect of work done prior to the date hereof, due to or expected by present or former employees of Red One.

        4.10 Annexed hereto as Schedule 4.10 is a list and brief description of all policies of insurance maintained by Red One. All premiums due to the date hereof on such insurance policies have been paid in full, and, except as set forth on Schedule 4.10, all of such policies are currently in effect. No insurance company has ever denied, or attempted to deny, coverage based upon any allegation that Red One has violated or breached the terms of coverage, or violated any law or regulation, or failed to meet any standards, governing or relating to the sale of products or the rendering of services by Red One. All claims made against Red One which are covered by insurance are being defended by such insurance
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                companies.

        4.11 Except as set forth on Schedule 4.11 hereto, Red One does not have any group health insurance, group life insurance, current or future pension, retirement, profit sharing, bonus, or any other "employee benefit" plan as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended, whether or not such plans or obligations are of a legally binding nature or are in the nature of informal understandings. All obligations due to, or for the benefit of, all employees of Red One pursuant thereto are the sole liability of Red One and have been, or shall be promptly, satisfied by Seller for all periods ending on the Closing Date.

        4.12 Except as set forth on Schedule 4.12 hereto, Red One has no obligation to file with the Pension Benefit Guaranty Corporation any notice of a reportable event arising out of the transactions contemplated herein with respect to any employee benefit plan of Red One now in effect or to comply with other requirements of the Internal Revenue Service, Department of Labor and Pension Benefit Guaranty Corporation arising out of the transactions contemplated herein with respect to any such employee benefit plan. With respect to all pension plans maintained by Red One, Red One has satisfied the minimum funding standard of Section 412 of the Code, and the regulations promulgated thereunder, and the filing requirements of Section 6058 of the Code through the last plan year of each such plan, and there is no funding deficiency under Section 412 of the Code for any such plan.

        4.13 Except as set forth on Schedule 4.13 hereto, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of, or be in conflict with, the terms of, or require the consent of any party to, any contract, agreement, lease, license agreement, instrument, commitment or understanding applicable to either Seller or will result in the creation of any Lien on, or claim to, any of the Purchased Assets.

        4.14 To the best knowledge of Sellers, Red One is in compliance with all terms of any instrument and any law, order, rule or regulation of the United States, or any state or political subdivision, or any agency thereof (including, but not limited to, the Federal Occupational Safety and Health Agency, Environmental Protection Agency and Department of Transportation, and their equivalent state and local agencies) which is applicable to Red One, and no complaint or order has been filed against Red One by or with, and no notice has been issued to Red One by, any such agency in respect of its business or operations; Red One is not liable for any arrears, damages, taxes or penalties for failure to comply with any of the foregoing.
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        4.15    Except as set forth on Schedule 4.15 hereto, the real estate leased by Red One and, to the best knowledge of Red One, the land and the buildings in proximity hereto, are not, and have not been in the past, the site of any activity or condition (currently or in the past) which is in violation of Federal, state or local statutes, rules, regulations, ordinances, administrative orders or rulings relating to the protection of the environment or governing or prohibiting the storage, use, disposal or transport of pollutants, hazardous substances or toxic materials (as such terms are described in such statutes, rules, regulations, ordinances, orders or rulings), including, but not limited to, in respect of underground storage tanks.

        4.16 Red One holds all governmental licenses, permits and other authorizations necessary for the conduct of the Restaurant, including good and valid title to the Liquor License, and all such licenses, permits and other authorizations to the extent that they can be assigned will be duly assigned and transferred to Buyer in connection with the transactions contemplated herein. Schedule 4.16 hereto is a true and complete list of all such licenses, permits and authorizations setting forth the issuing entity and the subject matter thereof. All such governmental licenses, permits and other authorizations are valid and sufficient in all material respects for the Restaurant as it is presently conducted by Red One, and Red One does not know of any threatened suspension, cancellation or invalidation of any such license, permit or other authorization or any threat of any proceeding for the suspension, cancellation or invalidation of any such license, permit or authorization.

        4.17 Except for the approval of the Bankruptcy Court, no consent, approval or authorization of any governmental agency is required in connection with the execution and delivery of this Agreement by Sellers or the consummation of the transactions contemplated herein. Buyer acknowledges and agrees that the sale of the Purchased Assets will be subject to higher and better offers, and that Sellers shall have no liability to Buyer (i) if the Purchased Assets are sold pursuant to a higher and better offer, or (ii) the Bankruptcy Court does not approve the sale of the Purchased Assets to Buyer.

        4.18 The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Board of Directors and shareholders of Red One and no other proceedings on the part of Red One is necessary to authorize this Agreement, nor the carrying out of the transactions contemplated herein.

        4.19 The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, will not violate, or result in a breach of, with, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under any charter or by law, or agreement, instrument, judgment, or decree to which either Seller is a party or to which either Seller is subject or bound. This Agreement, upon the approval of the Bankruptcy Court, shall be the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

        4.20 All persons who have executed this Agreement on behalf of Red One are the duly elected, qualified and acting incumbents of the corporate offices under authority of which they have purported to act, and each of them has been authorized by all necessary corporate action of Red One to execute and deliver this Agreement and bind Red One to the engagements undertaken by it in this Agreement, and the other transactions contemplated herein.

        4.21 Except as set forth on Schedule 4.21 hereto, all agreements between Sellers and any officer, director or employee of Sellers or any of its affiliates relating to the Restaurant shall terminate on the Closing Date without liability or obligation of Buyer to any of such persons.

        4.22 No representation or warranty made by Sellers in this Agreement, or in any document, Schedule, certificate, or other instrument delivered or deliverable pursuant to the terms hereof, contains or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

        4.23 Sellers may attach, amend or supplement any schedule hereto at any time prior to the Closing Date; provided, however, that (1) all schedules shall have been completed and delivered at least seven days prior to the Closing Date, and (2) Buyer may temrinate this Agreement without liability if any schedule delivered after the date hereof demonstrates a material adverse change in the condition of the Purchased Assets, taken as a whole.

5.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BUYER

        Buyer hereby represents and warrants to, and agrees with Seller that on the date hereof and the Closing Date:

        5.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, operate and lease its properties and conduct its business as now owned, operated, leased and conducted.

        5.2 The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by Buyer, and no other proceedings on the part of Buyer are necessary to authorize this Agreement and, nor the carrying out of the transactions contemplated herein. Buyer is not required to obtain bankruptcy court approval in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        5.3 The execution delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, will not violate, or result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any charter or by-law, or agreement, instrument, judgment, or decree to which Buyer is a party, or to which it is subject or bound.

        5.4 This Agreement will be, upon execution and delivery thereof by Buyer, the valid and binding obligations of Buyer, and will be enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally.

        5.5 Buyer has performed its own due diligence of the Purchased Assets, and by execution of this Agreement, has accepted the condition of the Purchased Assets as of the date hereof. Buyer has reviewed the terms of the Lease, and the terms of the Lease is acceptable to Buyer.

        5.6 Buyer has the financial capacity to consummate the acquisition of the Purchased Assets.

        5.7 Buyer is current in the payment of all licensing fees owed to Red One as of the date of this Agreement; if there are any outstanding licensing fees due on the Closing Date to Red One, Buyer shall make payment of all amounts due on the Closing Date. Nothing contained in this Agreement shall affect Buyer's obligation to continue to pay licensing fees to Red One through and until the Closing Date pursuant to that certain License Agreement dated _________, 1996 between Red One and Buyer. Upon Buyer's performance in full of its obligations under this
                Section 5.7, on the Closing Date the licensing fees payable by Buyer to Red One shall terminate.

6.      SURVIVAL OF REPRESENTATIONS

        Notwithstanding any investigation or opportunity to investigate by or on behalf of Buyer or Seller, all representations and warranties made in this Agreement or in any Schedule, Exhibit, certificate, statement or other document delivered or deliverable in connection with this Agreement, shall remain in full force and effect and shall survive the consummation of the transactions contemplated herein.

7.      CONDITIONS TO OBLIGATIONS OF BUYER

        The obligations of Buyer hereunder are, at the option of Buyer, subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions:

        7.1 All of the representations and warranties of Sellers contained herein or otherwise made in writing in connection with the transactions contemplated hereby shall be true and correct as of the Closing Date, and Sellers shall have complied with and performed all of the agreements and conditions on Sellers' part to be complied with or performed pursuant to this Agreement on or before the Closing Date. Without limitation of the foregoing, Sellers shall have paid all post-petition taxes on or prior to the Closing Date and shall have provided Buyer with satisfactory evidence of such payment.

        7.2     Buyer shall receive all of the documents required pursuant to
                Section 9 hereof.

        7.3 The Bankruptcy Court shall have issued a Final Order approving the sale of the Purchased Assets to Buyer on terms acceptable to Buyer. The Final Order shall contain a finding that Red Three has no interest in the Concept.

        7.4 Prior to the Closing Date, there shall not have occurred any event or condition that would make the premises subject to the Lease unfit, in whole or in substantial part, for operation as a restaurant. Without limitation of the foregoing, prior to the Closing Date, the Restaurant shall not have suffered or experienced any fire, flood, tornado or other similar and substantial catastrophe or act of God.

        7.5 No litigation shall be pending or, to the knowledge of Seller, threatened, involving or affecting the Purchased Assets.

8.      DELIVERIES OF SELLER

        The closing of the transactions contemplated herein (the "Closing") shall take place on or about June 2, 1997 (the "Closing Date"). In the event the Closing does not occur on said date, the Closing shall occur on such other date within three days following satisfaction of all of the conditions to Closing as Buyer and Seller shall mutually agree; provided, however, that in no event shall the Closing Date occur after June 16, 1997. In such event, the terms "Closing" or "Closing Date" shall mean such other date on which the closing occurs. If the closing occurs on the date of execution of this Agreement, the term "Closing Date" shall mean the date hereof. On the Closing Date, Seller shall deliver, or cause to be delivered, to Buyer:

        8.1 All conveyances, deeds, assignments, bills of sale, confirmations, powers of attorney, approvals, consents, agreements and any and all further instruments as may be necessary, expedient or proper in order to complete any and all conveyances, transfers and assignments herein provided for and to convey to Buyer such title to the Purchased Assets as Sellers are obligated hereunder to convey,

        8.2 Certified copies of the resolutions adopted by the Board of Directors of Red One authorizing this Agreement and the transactions contemplated hereby,

        8.3A certificate of an executive officer of Red One, certifying that the representations and warranties made hereunder are true and correct on and as of the Closing Date,

        8.4     Possession of the Purchased Assets.

9.      BROKERS

        9.1 Except for Equity Enterprises Inc. whose fee shall be paid by Sellers, the parties represent and warrant to each other that no broker or finder was retained or used by any of them in connection with the transactions contemplated herein.

        9.2 Except as set forth in Section 10.1, the parties each agree to indemnify and hold the other harmless from and against any and all loss, cost, damage, claim and expense (including reasonable attorneys' fees) which the other may sustain or which may be asserted against the other by reason of any claim for compensation by any person, firm or corporation hired, retained or introduced by the indemnifying party in connection with the transactions contemplated hereby.

10.     INDEMNIFICATION

        10.1 Sellers agree to and do hereby indemnify and hold harmless Buyer, and its respective officers, directors, stockholders, affiliates, agents and employees, and their successors and assigns, from and against any claim against Buyer and against any other loss, cost, liability, judgment, damage or expense (including, without limitation, all expenses, reasonable attorneys' fees and court costs) incurred by Buyer as a result of, or which involves, (i) the inaccuracy of any representation or the breach of any warranty made by Sellers or the failure of Sellers to perform any covenants contained in this Agreement or in any other document or agreement delivered or deliverable pursuant hereto, or (ii) any failure of Sellers at any time after the petition date and prior to the Closing Date to comply with any applicable law, order and regulation of any Federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, having jurisdiction over it or its operations including, but not limited to, any law, order or regulation relating to wages, hours, prices, collective bargaining, the payment of withholding, payroll and social security taxes, the environment, or (iii) any liability of any form or nature asserted against Buyer relating to Red One's operation of the Restaurant on or prior to the Closing.

        10.2 Buyer agrees to and does hereby indemnify and hold harmless Gallagher and Red One, and Red One's officers, directors, parent, affiliate, agents and employees, and their successors and assigns, from and against any claim against Sellers and against any other loss, cost, liability, judgment, damage or expense (including without limitation, all expenses, reasonable attorneys' fees and court costs) incurred by Seller as a result of, or which involves, (i) the inaccuracy of any representation or the breach of any warranty made by Buyer in this Agreement, or (ii) the failure of Buyer to perform any covenants or agreements in this Agreement, or in any other document or agreement delivered or deliverable pursuant hereto, or (iii) the use of the Purchased Assets or the operation of the Restaurant on and after the Closing Date.

        10.3 Promptly after receipt by an indemnified party pursuant to the provisions of this Section 11 of notice of the commencement of any action or the assertion of any claim, such indemnified party will notify the indemnifying party if a claim thereto is to be made against the indemnifying party. In the event that any action is commenced against an indemnified party by a third party and the indemnified party promptly notifies the indemnifying party of the commencement thereof, the indemnifying party will have the option, exercisable by sending written notice to the indemnified party, within ten (10) days of receipt of the indemnified party's notice, of either (i) approving the claim and authorizing payment of the amount set forth in such notice; or (ii) assuming the defense of such action with counsel satisfactory to the indemnified party; and after notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action, other than reasonable costs of investigation.

11.     ADDITIONAL PROVISIONS

        11.1 Buyer and Sellers shall execute and deliver or cause to be executed and delivered to the other such further instruments, documents and conveyances and shall take such other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement.

        11.2 This Agreement shall be binding upon and inure to the benefit of Buyer and Sellers and their successors and assigns. This Agreement shall not be assignable by Sellers or Buyer without the prior written consent of the other. Buyer may assign its rights pursuant to this Agreement to an entity which is under common control with Buyer, or which Buyer controls ("Assignee"); provided, however, that any such assignment shall not affect, the obligations of Buyer to Sellers as set forth herein.

        11.3 This Agreement and the documents referred to herein constitute the whole agreement among the parties, and there are no terms other than as are contained herein or therein. No variation hereof or thereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto.

        11.4 This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.

        11.5 All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person by recognized courier, telegram, telex, facsimile or other standard form of telecommunication, or by registered or certified post-paid mail, return receipt requested, and addressed as follows, or to such other address as any party may notify the other in accordance with the provisions hereof:

                To Buyer: Magic Restaurants, Inc.
                One Executive Boulevard
                Yonkers, New York 10701
                Attention: Charles Olson, Jr.

                       -copy to-

                Berlack, Israels & Liberman LLP
                120 West 45th Street
                New York, N.Y. 10036
                Attention: Stephen B. Selbst, Esq.

                To Red One: Red One, Inc.
                c/o Karasic, Stone & Marvel
                255 Monmouth Road
                Oakhurst, New Jersey 07755
                Attention: Joseph Castelluccia. Esq.

                To Gallagher: John M. Gallagher
                c/o Ravin, Greenberg & Marks, P.A.
                101 Eisenhower Parkway
                Roseland, New Jersey 07068
                Attention: Larry Lesnik, Esq.

        1.1 This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall be deemed to be one and the same instrument.

        1.2 The headings in this Agreement are for the convenience of reference only, and shall not affect in any manner any of the terms or provisions hereof. For purposes of this Agreement, where applicable, the masculine gender shall also include the feminine gender.

        1.3 Whether or not the transactions contemplated herein are consummated, each of parties hereto shall be solely liable for the fees and expenses incurred by such party's attorneys, accountants and other representatives in connection with the preparation of this Agreement, the documents deliverable hereunder and any investigation or examination authorized herein.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MAGIC RESTAURANTS, INC.


By:__________________________________
Title: Chief Financial Officer


RED ONE, INC., as debtor and
debtor-in-possession


By:__________________________________

Title: ______________________________




_____________________________________
John Michael Gallagher, as debtor and
       debtor-in-possession